PARKER CHAPIN FLATTAU & KLIMPL, LLP
                           1211 Avenue of the Americas
                               New York, NY 10036
                                 (212) 704-6000

                                             January 28, 1999

The Leslie Fay Company, Inc.
1412 Broadway
New York, New York 10018

Ladies and Gentlemen:

                  We have acted as counsel to The Leslie Fay Company, Inc. (the "Company") in connection with its filing of the Registration Statement on Form S-1 (File No. 333-68569) filed with the Securities and Exchange Commission on December 9, 1998 (the "Registration Statement") relating to up to 2,525,844 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock") to be sold by certain stockholders of the Company.

                  In connection with the foregoing, we have examined, among other things, the Registration Statement and originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Company.

                  Based upon the foregoing, we are of the opinion that the Shares were validly authorized and legally issued, and are fully paid and non-assessable.

                  We hereby consent to the use of our name under the caption "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,


                                        /s/ PARKER CHAPIN FLATTAU & KLIMPL, LLP